AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT


     Pursuant to Section 26 of the Rights  Agreement  (the  "Rights  Agreement")
dated as of November 4, 1988, between FileNet Corporation, a Delaware corporation (the "Company"), and BankBoston, N.A., a national banking association formerly known as The First National Bank of Boston (the "Rights Agent"), the Company and the Rights Agent hereby amend the Rights Agreement as of July 31, 1998, as provided below.

     1. Name Change of Rights Agent. All references in the Rights Agreement, and each of the Exhibits thereto, to the "The First National Bank of Boston" shall be deleted and replaced with "BankBoston, N.A." and all references to the "Rights Agent" shall mean BankBoston, N.A.

     2. Certain Definitions. Section 1 of the Rights Agreement shall be amended as follows:

          (a) The definition of the term "Business Day" set forth in Section 1(d) of the Rights Agreement shall be amended in its entirety to read in full as follows:

               "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

          (b)  The  definition  of the term  "close  of  business"  set forth in
               Section 1(e) of the Rights Agreement shall be amended in its entirety to read in full as follows:

               "close of business" on any given date shall mean 5:00 p.m., Eastern time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 p.m., Eastern time, on the next succeeding Business Day.

     3. Appointment of Rights Agent. Section 2 of the Rights Agreement shall be amended as follows:

          (a) The second sentence in Section 2 of the Rights Agreement shall be amended in its entirety to read in full as follows:

               "The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent."

          (b) The following sentence shall be added after the second sentence in Section 2 of the Rights Agreement:

               "The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent."

     4. Exercise of Rights; Purchase Price; Expiration Date of Rights. Sections 7(a) and 7(b) of the Rights Agreement are hereby amended in their entirety to read in full as follows:

          "Section 7. Exercise of Rights;  Purchase  Price;  Expiration  Date of
                      Rights.

          (a) Subject to the final sentence of Section 23(a) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certification on the reverse side thereof duly executed, to the Rights Agent at the office o f the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on November 17, 2008 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 1(c)(ii)(A)(2) hereof.

          (b) The Purchase Price for each Common Share pursuant to the exercise of a Right shall initially be $175, shall be subject to adjustment from time to time as provided in Sections 11, 13 and 26 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below."

     5. Concerning the Rights Agent. Section 18 of the Rights Agreement shall be amended by replacing the phrase "without negligence" with the phrase "without gross negligence."

     6. Duties of Rights Agent. Section 20(c) of the Rights Agreement shall be amended by replacing the term "negligence" with the phrase "gross negligence."

     7. Notices. The address to which notices or demands shall be given or made by the Company or the holder of a Right Certificate to or on the Rights Agent set forth in Section 25 of the Agreement shall be amended in its entirety to read in full as follows:

                             BankBoston, N.A.
                             c/o Boston Equiserve Limited Partnership
                             150 Royall Street
                             Canton, MA 02021
                             Attention: Client Administration

     8. Form of Right Certificate. Exhibit A to the Rights Agreement, the Form of Right Certificate ("Exhibit A"), shall be amended as follows:

          (a) The legend on the first page of Exhibit A shall be amended in its entirety to read as follows:

               "NOT EXERCISABLE AFTER NOVEMBER 17, 2008 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN OR IF THE COMPANY IS MERGER OR ACQUIRED PURSUANT TO AN AGREEMENT OF THE TYPE DESCRIBED IN SECTION 1(c)(ii)(A)(2) OF THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN
               CIRCUMSTANCES (SPECIFIED IN SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON OR A NOMINEE THEREOF. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY HAVE BECOME NULL AND VOID AS SPECIFIED IN SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT].1"

          (b) The first paragraph of Exhibit A shall be amended in its entirety to read in full as follows:

               "This certifies that _____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of November 4, 1988 (the "Rights Agreement") between FileNet Corporation, a Delaware corporation (the "Company"), and the First National Bank of Boston, a national banking association, as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date and prior to 5:00 p.m. (local time) on November 17, 2008, at the offices of the Rights Agent, or its successors as rights Agent, designated for such purpose, one fully paid, nonassessable common share (the "Common Shares") of the Company, at a purchase price of $175 per share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and certification duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of November 17, 1988, based on the Common Shares constituted at such date. Capitalized terms used in this Right Certificate without definition shall have the meanings ascribed to them in the Rights Agreement."

     9. Summary of Rights to Purchase Common Shares. Exhibit B to the Rights Agreement, the Summary of Rights to Purchase Shares ("Exhibit B"), shall be amended as follows:

          (a) The last two sentences of the first paragraph of Exhibit B shall be amended in their entirety to read in full as follows:

               "Each Right entitles the registered holder to purchase from the Company one Common Share at a price of $175 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The First National Bank of Boston, as Rights Agent (the "Rights Agent"), as amended."

          (b) The first full paragraph on page B-2 of Exhibit B shall be amended in its entirety to read in full as follows:

               "The Rights are not exercisable until the Distribution Date. The Rights will expire on November 17, 2008 (the "Final Expiration Date"), unless earlier redeemed by the Company as described below."

     10. Successors and Assigns. This Amendment No. 1 to the Rights Agreement shall remain in full force and effect and shall be binding upon each of the undersigned and any successors or assigns thereof. Except as modified herein, the Rights Agreement shall remain in full force and effect without change.

                                           FILENET CORPORATION


                                           By:    ______________________________
                                           Name:  ______________________________
                                           Title: ______________________________


Acknowledged and Agreed:

BANKBOSTON, N.A., as Rights Agent


By:    _______________________________
Name:  _______________________________
Title: _______________________________

                     AMENDMENT NO. 2 TO THE RIGHTS AGREEMENT


     Pursuant to Section 26 of the Rights  Agreement  (the  "Rights  Agreement")
dated as of November 4, 1988, between FileNet Corporation, a Delaware corporation (the "Company"), and BankBoston, N.A., a national banking association formerly known as The First National Bank of Boston (the "Rights Agent"), as amended, the Company and the Rights Agent hereby amend the Rights Agreement as of November 9, 1998, as provided below.

     1. Certain Definitions. Section 1 of the Rights Agreement shall be amended as follows:

          (a) The definition of Acquiring Person set forth in Section 1(a) shall be amended in its entirety to read in full as follows:

               "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such plan, in its capacity as an agent or trustee for any such plan.

          (b) The definition of Continuing Director set forth in Section 1(g) shall be deleted in its entirety and replaced with the phrase "Intentionally Omitted."

     2. Issue of Rights Certificates. The first two sentences in Section 3(a) of the Rights Agreement shall be amended in their entirety to read in full as follows:

          (a) "Subject to the second sentence of this Section 3(a), until the earlier of (i) the tenth day after the Shares Acquisition Date or
               (ii) the tenth day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such plan, in its capacity as an agent or trustee for any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating more than 15% of the then outstanding Common Shares of the Company (including any such date which is after the date of this Rights Agreement; the earlier of (i) and (ii) being herein referred to as the "Distribution Date") (x) the Rights (unless earlier terminated, redeemed or expired) will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Rights Certificates (as such term is hereinafter defined)) and not by separate certificates, and (y) the Rights ( and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying Common Shares. The preceding sentence, notwithstanding, prior to the Distribution Date specified therein (or such later Distribution Date as the Board of Directors of the Company may select pursuant to this sentence), the Board of Directors of the Company may postpone the Distribution Date beyond the earlier of the dates set forth in the preceding sentence."

     3. Form of Rights Certificates. Section 4(b)(iii)(B) of the Rights Agreement shall be amended by replacing the phrase "a majority of the Continuing" with the phrase "the Board of."

     4. Redemption. Section 23 of the Rights Agreement shall be amended as follows:

          (a) The proviso in the first sentence of subsection (a), which reads "provided, however, if the Board of Directors of the Company authorizes redemption of the Rights after the time a person becomes an Acquiring Person, then there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of such Continuing Directors," shall be deleted in its entirety.

          (b) The proviso in the second sentence of subsection (a), which reads "provided, however, there must be Continuing Directors then in office and any such extension shall require the concurrence of a majority of such Continuing Directors," shall be deleted in its entirety.

     5.   Supplements and  Amendments.  Subsection (ii) in the first sentence of
          Section 26 of the Rights Agreement shall be amended by deleting the phrase "(which shortening or lengthening, following the Shares Acquisition Date, shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors)" in its entirety.

     6. Form of Right Certificate. Exhibit A to the Rights Agreement, the Form of Right Certificate ("Exhibit A"), shall be amended as follows:

          (a) The last paragraph on Page A-3 (which continues onto page A-4) of Exhibit A shall be amended in its entirety to read in full as follows:

               "Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to (10) days after the Shares Acquisition Date. The period during which redemption of the Rights is permitted may be extended by the Board of Directors of the Company. "

          (b) The last paragraph on Page A-4 (which continues onto page A-5) of Exhibit A shall be amended in its entirety to read in full as follows:

               "The Company and the Rights Agent may from time to time supplement or amend the Rights Agreement without the approval of any holders of Right Certificates, to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions therein, to shorten or lengthen any time period thereunder, or, so long as the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person) are not adversely affected thereby, to make any other provisions in regard to matters or questions arising thereunder which the Company and the Rights Agent may deem necessary or desirable, including but not limited to extending the Final Expiration Date."

     7. Summary of Rights to Purchase Common Shares. Exhibit B to the Rights Agreement, the Summary of Rights to Purchase Common Shares ("Exhibit B") shall be amended as follows:

          (a) The first two sentences of the second paragraph of Exhibit B shall be amended in their entirety to read in full as follows:

               "Until  the  earlier  to occur of (i) ten (10) days  following  a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares or (ii) ten (10) days following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership  by a  person  or  group  of 15% or more of the  Common
               Shares (the earlier of (i) and (ii) being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto. The Rights Agreement provides that the Board of Directors may postpone the Distribution Date and that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares."

          (b) The first sentence of the third full paragraph on page B-2 of Exhibit B shall be amended in its entirety to read in full as follows:

               "In the event that a person were to acquire 15% or more of the Common Shares or if the Company were the surviving corporation in a merger and its Common Shares were not changed or exchanged, each holder of a Right, other than the Rights that are or were acquired or beneficially owned by the 15% stockholder (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right."

          (c) The first full paragraph on page B-3 of Exhibit B shall be amended in its entirety to read in full as follows:

               "The Rights may be redeemed, in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") by the Board of Directors at any time until ten (10) days following the public announcement that a person has become an Acquiring Person. The Board of Directors may extend the period during which the Rights are redeemable beyond the ten (10) days following the public announcement that a person has become an Acquiring Person. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make an announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price."

          (d) The second full paragraph on page B-3 of Exhibit B shall be deleted in its entirety.

          (e) The last paragraph on page B-3 of Exhibit B shall be amended in its entirety to read in full as follows:

               "The Company and the Rights Agent may amend or supplement the Rights Agreement without the approval of any holders of Right Certificates to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions therein, to shorten or lengthen any time period under the Rights Agreement or, so long as the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person) are not adversely affected thereby, to make any other provisions in regard to matters or questions arising thereunder which the Company and the Rights Agent may deem necessary or desirable, including but not limited to extending the Final Expiration Date."

     8. Successors and Assigns. This Amendment No. 2 to the Rights Agreement shall remain in full force and effect and shall be binding upon each of the undersigned and any successors or assigns thereof. Except as modified herein, the Rights Agreement shall remain in full force and effect without change.

                                               FILENET CORPORATION


                                               By: _____________________________
                                               Name:  __________________________
                                               Title: __________________________


Acknowledged and Agreed:

BANKBOSTON, N.A., as Rights Agent


By:   ______________________________
Name: ______________________________
Title:______________________________